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                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Agreement"), dated November 3, 1997 and effective as of October 14, 1997, is by and among Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership ("BCP III"), Blackstone Offshore Capital Partners III L.P., a Delaware limited partnership ("BOCP III"), Blackstone Family Investment Partnership III L.P., a Delaware limited partnership ("BFIP III", and together with BCP III and BOCP III, collectively, the "Funds"), Imperial Home Decor Holdings LLC, a Delaware limited liability company ("LLC"), and BDPI Holdings Corporation, a Delaware corporation ("MergerCo").

                                    RECITALS

     A. This Agreement is entered into in connection with the Recapitalization Agreement (the "Recapitalization Agreement"), dated as of October 14, 1997, among Borden, Inc., a New Jersey corporation ("Borden"), Borden Decorative Products Holdings, Inc. ("BDPH"), a Delaware corporation and an indirect wholly owned subsidiary of Borden, and MergerCo and the Acquisition Agreement (the "Acquisition Agreement"), dated as of November 3, 1997, among Collins & Aikman Products Co., a Delaware corporation, Imperial Wallcoverings, Inc., a Delaware corporation, and MergerCo;

     B. Pursuant to the Recapitalization Agreement Merger Co will be merged (the "Merger") with and into BDPH in a recapitalization transaction resulting in LLC becoming the owner of 89% of the equity of BDPH; and

     C. In the Merger BDPH's name will be changed to The Imperial Home Decor Group, Inc. (such successor to MergerCo and BDPH, "IHDG").

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows:

     1. Definitions. As used in this Agreement, the following terms have the meanings set forth or referenced below. Capitalized terms used in this Agreement but not defined in this Agreement have the meanings ascribed thereto in the Recapitalization Agreement.

     (a) "Indemnified Party" means, collectively, the Funds, each other entity sponsoring, sponsored by or affiliated with the general partner of each Fund, each general or limited partner of each Fund and each director, officer, agent, representative, employee of any of the foregoing whether for itself or in its capacity as such.

     (b) "Indemnifying Party" means MergerCo and, from and after the Closing Date, IHDG.


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     (c) "Losses" means all losses, claims, demands, damages, liabilities, judgments, settlements and expenses, including any attorneys' fees, expenses and costs, and any actions or proceedings in respect thereof threatened or asserted by any person or entity, including without limitation by any governmental authority or by or in the right of MergerCo, BDPH or IHDG, of any kind, relating to, resulting from or arising out of any actual or alleged breach or violation of contract, tort or violation of law, or any liability or obligation of MergerCo, BDPH or IHDG, or any subsidiary or affiliate of either of them, regardless of (i) any actual or alleged participation by any Indemnified Party therein or conduct (including without limitation conduct alleged to be intentional, reckless or negligent) by any Indemnified Party in connection therewith and (ii) any independent legal or statutory basis for the imposition of liability on any Indemnified Party in connection with any such violation or breach, it being the intention of the parties that no Indemnified Party suffer any loss or incur any liability or cost by reason of such breach or violation. Notwithstanding the foregoing, any loss or diminution in value of his, her or its investment in MergerCo or IHDG, in and of itself, will not constitute a "loss" under this Agreement.

     2. Indemnification. The Indemnifying Party will indemnify, defend and hold harmless the Indemnified Parties, and advance expenses therefor, from and against any and all Losses. Notwithstanding the foregoing, no Indemnified Party will be entitled to indemnification hereunder, and any expenses advanced shall be returned to the Indemnifying Party, for any Losses that are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from actual fraud that resulted in the Indemnified Party in fact receiving a financial benefit to which the Indemnified Party was not legally entitled.

     3. Certain Procedures. (a) After receipt by an Indemnified Party of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person will promptly notify the Indemnifying Party in writing of such complaint or of the commencement of such action or proceeding, but failure so to notify the Indemnifying Party will not relieve it from any liability which it may have hereunder. If the Indemnifying Party is requested by such Indemnified Party, the Indemnifying Party will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Fund and the payment of the fees and disbursements of such counsel. In any action or proceeding the defense of which the Indemnifying Party assumes, the Indemnified Party will have the right to participate in such litigation. The Indemnifying Party further agrees that it will not, without the prior written consent of the Fund, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Fund or any other Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Fund and each other Indemnified Party hereunder from all liability arising out of such claim, action, suit or proceeding.

     (b) If any indemnification sought by an Indemnified Party pursuant to this Agreement is held by a court to be unavailable for any reason, then (whether or not the Fund is the Indemnified


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Party) the Indemnifying Party will contribute to the Losses for which such
Indemnified Party is liable to the fullest extent lawful.

     (c) The Indemnifying Party will promptly advance or reimburse any Indemnified Party hereunder for all documented expenses (including fees and disbursements of counsel) as they are incurred in connection with investigating, preparing for or defending, or providing evidence in, any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party) and in enforcing this Agreement.

     (d) The Indemnifying Party's indemnity, contribution, reimbursement and other obligations under this Agreement are in addition to any liability that the Indemnifying Party may otherwise have, at common law or otherwise, and shall be binding on its successors and assigns.

     3. Consent to Personal Jurisdiction. Solely for the purpose of enforcing this Agreement, the Indemnifying Party hereby consents to personal jurisdiction, service and venue in any court in which any claim or proceeding which is subject to, or which may give rise to a claim for indemnification or contribution under, this Agreement is brought against any Indemnified Party.

     4. Governing Law. The provisions of this Agreement will be in addition to any liability the Indemnifying Party may otherwise have to the Indemnified Party and will not be limited by any rights that any Indemnified Party may otherwise have. This Agreement will be deemed made in New York. This Agreement and all controversies arising from or relating to performance under this Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's rules concerning conflict of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS HEREBY WAIVED.

     5. Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received (receipt electronically confirmed by Sender's telecopy machine), or five days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

     If to MergerCo, the Funds or LLC:
                         c/o  The Blackstone Group
                         345 Park Avenue
                         New York, New York 10054
                         Attention:  Mr. David A. Stockman
                                         Senior Managing Director
                         Telephone:  (212) 836-9818
                         Fax:  (212) 754-8720

     With a copy to:     Jones, Day, Reavis & Pogue


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                         599 Lexington Avenue
                         32nd Floor
                         New York, New York 10022
                         Attention:  Robert A. Profusek, Esq.
                         Telephone:  (212) 326-3800
                         Fax:  (212) 755-7306

or to such other address as any such party shall designate by written notice to the other parties hereto.

     6. Non-Assignability. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, shall be null and void; provided, however, that (i) any Indemnified Party may assign its rights hereunder to any affiliate thereof and (ii) any Indemnified Party may assign its rights hereunder (or any portion thereof) in connection with a sale or other transfer of its direct or indirect ownership interest in IHDG.

     7. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     8. Third Parties. Except as provided in Section 6 (to the extent contemplated thereby) hereof and except as contemplated in the definition of Indemnfied Party or Indemnifying Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

     9. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) "or" is disjunctive but not exclusive; (c) words in the singular include the plural, and in the plural include the singular; and (d) provisions apply to successive events and transaction.

     10. Specific Performance. Without limiting or waiving in any respect any rights or remedies of MergerCo under this Agreement now or hereinafter existing at law or in equity or by


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statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

     11. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and no modifications or amendments to this Agreement shall be binding on the parties unless in writing and signed by the party or parties unless in writing and signed by the party or parties to be bound by such modification or amendment.

     12. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                 BDPI  HOLDINGS CORPORATION

                                 By:  ___________________________________
                                      Name:
                                      Title:


                                 BLACKSTONE CAPITAL PARTNERS III MERCHANT
                                 BANKING FUND, L.P.

                                 By:  BLACKSTONE MANAGEMENT ASSOCIATES III
                                      L.L.C., its general partner

                                 By:  ___________________________________
                                      Name:
                                      Title:


                                 BLACKSTONE OFFSHORE CAPITAL PARTNERS III, L.P.

                                 By:  BLACKSTONE MANAGEMENT ASSOCIATES III
                                      L.L.C., its general partner

                                 By:  ___________________________________
                                      Name:
                                      Title:

                                 BLACKSTONE FAMILY INVESTMENT
                                 PARTNERSHIP III, L.P.

                                 By:  BLACKSTONE MANAGEMENT ASSOCIATES III
                                      L.L.C., its general partner

                                 By:  ___________________________________
                                      Name:
                                      Title:

                                 IMPERIAL HOME DECOR GROUP HOLDINGS LLC

                                 By:  ___________________________________
                                      Name:
                                      Title: